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                                                                    EXHIBIT 23.7


                           CONSENT OF WILLIAM L. AMT

    I hereby consent to being named in the Registration Statement on Form S-4 (Registration No. 333-20075) of Conversion Technologies International, Inc. (the "Registrant") as a person to become a director of the Registrant upon consummation of the Merger (as defined in the Registration Statement).

                                                    /s/ WILLIAM L. AMT

                                          --------------------------------------
                                                      William L. Amt


Date: March 28, 1997